UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       December 10, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification Number)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Ascendia Brands, Inc. (the “Registrant”) has notified its senior lenders that it is in default of certain covenants contained in its first and second lien credit facilities and is unable to make certain representations and warranties deemed to be made when drawings are made under its revolving credit facility.

Under its senior credit facilities, unless a waiver is provided by the lenders, the Registrant is required to make a prepayment of its senior debt if and to the extent that, at the end of any month, the amount of first lien debt then outstanding exceeds three times the Registrant’s adjusted pro forma trailing twelve month (“TTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”). Any such prepayment must be made not later than one business day following the submission of the monthly financial statements that the Registrant is required to furnish to its lenders under the terms of the senior credit facilities.

As previously described in Item 4.02 of the Current Report on Form 8-K filed by the Registrant on November 30, 2007, the Registrant is currently evaluating certain adjustments to previously issued financial statements. Although these adjustments have not yet been finalized, the Registrant believes that a prepayment in the amount of approximately $26 million is currently required to be paid to our senior lenders, based upon the estimated adjusted pro forma TTM EBITDA as of October 27, 2007. The Registrant’s failure to make such payment constitutes an event of default under its first and second lien credit facilities and entitles the Registrant’s senior lenders to accelerate the Registrant’s first and second lien indebtedness. In addition, as a result of the Registrant’s inability to make the required prepayments, and as a consequence of the Registrant’s financial condition generally, certain representations and warranties that are deemed to be made whenever the Registrant makes drawings under its revolving credit facility may no longer be true and correct. These include representations and warranties that the Registrant and its subsidiaries, taken as a whole, are solvent and that there has been no material adverse change in the condition of the Registrant since August 26, 2006. The Registrant has notified its lenders that it cannot make such representations and warranties.

As a result of the Registrant’s failure to make the prepayment and its inability to make the representations and warranties described above, the Registrant’s revolving lender is entitled to cease to permit borrowings under the Registrant’s revolving credit facility. On December 12, 2007 the Registrant received notice from the agent for the first lien lenders reserving such lenders’ rights under the first lien credit facility generally, including the right to cease making advances under the revolving credit facility. The Registrant’s lenders have not yet exercised, or notified the Registrant that they intend to exercise, any remedies. However, if the lenders were to declare the loans to be due and payable, or if the Registrant becomes unable to draw on its revolving credit facility, it would become unable to fund continuing operations unless alternative sources of capital were found. The Registrant is in negotiations with its lenders and is actively seeking additional capital in order to provide the liquidity necessary to fund future operations.

Item 7.01 Regulation FD Disclosure

On December 14, 2007, the Registrant issued a press release announcing that it was in default of certain covenants under its senior credit facilities. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
99.1	Press Release dated December 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007		ASCENDIA BRANDS, INC.
	By:	/s/ Steven R. Scheyer Steven R. Scheyer Chief Executive Officer